Exhibit 99.1

Allurion Reports Third Quarter 2025 Financial Results and Provides Business Update

NATICK, Mass. – November 12, 2025 – Allurion Technologies, Inc. (NYSE: ALUR), a pioneer in metabolically healthy weight loss, today announced its financial results for the third quarter and provided a business update.

Recent Company Highlights

•	Successfully passed U.S. Food and Drug Administration (“FDA”) Pre-Approval Inspection and Bioresearch Monitoring (BIMO) audit with zero observations and no Form 483 issued

•	Completed Premarket Approval (“PMA”) Acceptance and Filing Reviews, entered Substantive Review for the Allurion Smart Capsule and successfully completed Day-100 meeting

•	Entered into transaction to exchange all outstanding debt for convertible preferred equity and concurrently announced private placement financing of $5 million to strengthen balance sheet

•	Explored initial development of drug-eluting intragastric device and process validation of new R&D and manufacturing line in collaboration with strategic partner

•

Operating expenses of $10.9 million and operating loss of $9.6 million reduced by 29% and 22%, respectively, compared to last year. Adjusted operating expenses of $8.4 million and operating loss of $6.9 million reduced by 42% and 39%, respectively, compared to last year.

“In this past quarter at Allurion, we achieved several significant milestones toward FDA approval,” said Dr. Shantanu Gaur, Founder and CEO of Allurion. “From July through October, we passed two FDA inspections with zero observations and successfully conducted our Day-100 meeting. We believe that we are now entering the final stages of the process.

“As we near a potential FDA approval, we also took several steps to better strengthen our balance sheet and set Allurion up for long-term success,” said Dr. Gaur. “By entering into a transaction to exchange all of our outstanding debt for convertible preferred equity and closing the private placement, we believe we are better positioned to deliver on key catalysts, including FDA approval.

“In the third quarter, we began executing across our strategy to focus on accounts that can offer comprehensive obesity care and distributors who have access to those networks,” said Dr. Gaur. “Even with the restructuring that we conducted in August, we were able to deliver on revenue expectations and continued to narrow our operating loss and reduce expenses. We believe the strategy we are executing now could be a useful playbook for US market entry.

“Finally, as we explore next-generation R&D and manufacturing initiatives with our new strategic partner, we have begun to view the Allurion Smart Capsule as more of a platform technology that could, longer-term, deliver drugs of all kinds—not just GLP-1s—to address adherence issues that are inherent to pharmacotherapy,” said Dr. Gaur. “We believe that with this approach, we could one day build a new standard of care in not only obesity management but also across several other disease areas, and we are looking forward to proving this out in the future.”

Third Quarter Financial Results

Total revenue for the quarter ended September 30, 2025 was $2.7 million, compared to $5.4 million for the same period in 2024. The year-over-year decrease in revenue was primarily due to the distributor transitions initiated in the second quarter of 2025 and lower investments in sales and marketing as a result of restructuring.

Gross profit for the quarter was $1.3 million, or 49% of revenue, compared to $3.1 million, or 58% of revenue, for the same period in 2024, and included $0.1 million in restructuring costs. The decrease in gross profit was driven by a decrease in sales and lower production volumes leading to less absorption of labor and overhead costs.

Sales and marketing expenses for the quarter were $3.1 million, compared to $5.2 million for the same period in 2024, and included $1.1 million in restructuring costs. The reduction in expense was primarily driven by increased operating efficiency and the restructuring initiatives implemented previously.

Research and development expenses for the quarter were $2.0 million, compared to $3.2 million for the same period in 2024, and included $0.5 million in restructuring costs. The reduction was primarily driven by reduced costs related to the AUDACITY trial and restructuring initiatives implemented previously.

General and administrative expenses for the third quarter were $5.8 million, compared to $7.0 million for the same period in 2024, and included $0.9 million in restructuring costs. The reduction year over year was primarily driven by previous restructuring initiatives.

Loss from operations for the third quarter was $9.6 million compared to $12.3 million for the same period in 2024. Adjusted loss from operations for the third quarter of 2025 was $6.9 million, excluding restructuring costs of $2.7 million. Adjusted loss from operations for the third quarter of 2024 was $11.4 million, excluding one-time financing costs of $0.9 million. The reduction was driven by previous restructuring initiatives.

As of September 30, 2025, cash and cash equivalents were $6.1 million, not including the private placement financing of $5 million.

Conference Call and Webcast Details

Company management will host a conference call to discuss financial results and provide a business update on November 12, 2025 at 8:30 AM ET.

To access the conference call by telephone, please dial (888) 330-3417 (domestic) or +1 (646) 960-0804 (international) and use Conference ID 1905455. To listen to the conference call via live audio webcast, please visit the Events section of Allurion’s Investor Relations website at Allurion - Events & Presentations.

About Allurion Allurion is a pioneer in metabolically healthy weight loss. The Allurion Program is a weight-loss platform that combines the Allurion Smart Capsule, the world’s first and only swallowable, ProcedurelessTM gastric balloon for weight loss, the Allurion Virtual Care Suite, including the Allurion Mobile App for consumers and Allurion Insights for healthcare providers featuring the Iris AI Platform, and the Allurion Connected Scale. The Allurion Virtual Care Suite is also available to providers separately from the Allurion Program to help customize, monitor, and manage weight-loss therapy for patients regardless of their treatment plan. The Allurion Smart Capsule is an investigational device in the United States.

For more information about Allurion and the Allurion Virtual Care Suite, please visit www.allurion.com.

Allurion is a trademark of Allurion Technologies, Inc. in the United States and countries around the world.

Non-GAAP Financial Measures

Relevant income statement items contained in this release are also presented on an “adjusted” basis, which exclude items that are of a one-time nature that do not impact the ongoing performance of the business and reflect the way the Company’s management and the Board of Directors view the performance of the Company internally. The Company believes that excluding the effects of these items from its operating results allows management and investors to effectively compare the true underlying financial performance of its business from period to period and against its global peers.

Forward-Looking Statements

This press release contains forward-looking statements that reflect Allurion’s beliefs and assumptions based on information currently available. In some cases, you can identify forward-looking statements by the following words: “may,” “will,” “could,” “would,” “should,” “expect,” “intend,” “plan,” “anticipate,” “believe,” “estimate,” “predict,” “project,” “potential,” “continue,” “ongoing” or the negative of these terms or other comparable terms, although not all forward-looking statements contain these words. Although Allurion believes it has a reasonable basis for each forward-looking statement contained in this release, these statements involve risks and uncertainties that may cause actual results, levels of activity, performance or achievements to be materially different from the information expressed or implied by these forward-looking statements.

Forward-looking statements in this press release include, but are not limited to, statements regarding: the impact of the exchange of our outstanding debt for convertible preferred stock and the recently completed private placement; the potential of the Allurion Smart Capsule to be combined with other treatments, including treatments for conditions other than weight loss; establishing a new standard for weight loss; combination with other treatments; choosing appropriate strategic, distribution, or other partners; pioneering in healthy weight loss and maintenance of muscle mass; the uniqueness of Allurion’s product and service offerings, including the Allurion Program; the status of the FDA’s review of the Company’s PMA application for the Allurion Smart Capsule; expectations regarding entry into the U.S. market; and other statements about future events that reflect the current beliefs and assumptions of Allurion’s management based on information currently available to management.

Allurion cannot assure you that the forward-looking statements in this press release will prove to be accurate. These forward looking statements are subject to a number of risks and uncertainties, including, among others, general economic, political and business conditions; the ability of Allurion to obtain and maintain regulatory approval for, and successfully commercialize, the Allurion Program, including the Allurion Smart Capsule; the timing of, and results from, Allurion’s clinical studies and trials, including with respect to the combination of GLP-1s with the Allurion Smart Capsule; the evolution of the markets in which Allurion competes, including the impact of GLP-1 drugs; the ability of Allurion to maintain its listing on the New York Stock Exchange; a changing regulatory landscape in the highly competitive industry in which Allurion competes; the impact of the imposition of current and potential tariffs and trade negotiations, and those factors discussed under the heading “Risk Factors” in the Company’s Annual Report on Form 10-K filed with the Securities and Exchange Commission (“SEC”) on March 27, 2025, as amended by Amendment No. 1 thereto filed on August 19, 2025, and updated from time to time by its other filings with the SEC, and its Quarterly Report on Form 10-Q filed with the SEC on August 19, 2025. Undue reliance should not be placed on forward-looking statements, which speak only as of the date they are made. Allurion undertakes no obligation to update any forward-looking statements to reflect any new information, events, or circumstances after the date they are made, or to reflect the occurrence of unanticipated events, other than as required by applicable law.

Condensed Consolidated Statements of Operations

(dollars in thousands, except per share amounts)(unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2025	2024	2025	2024
Revenue	$2,658	$5,367	$11,617	$26,519
Cost of revenue	1,354	2,256	3,654	7,549

Gross profit	1,304	3,111	7,963	18,970

Operating expenses:
Sales and marketing	3,129	5,197	9,162	18,060
Research and development	2,016	3,212	6,440	13,247
General and administrative	5,789	7,043	16,224	20,746

Total operating expenses:	10,934	15,452	31,826	52,053

Loss from operations	(9,630)	(12,341)	(23,863)	(33,083)

Other income (expense):
Interest expense	—	—	—	(2,264)
Changes in fair value of warrants	1,482	9,703	9,214	14,210
Changes in fair value of debt	(1,250)	7,930	(2,450)	16,000
Changes in fair value of Revenue Interest Financing and PIPE Conversion Option	(2,571)	496	(6,331)	(7,598)
Changes in fair value of earn-out liabilities	(18)	2,260	997	22,140
Loss on extinguishment of debt	—	—	(660)	(8,713)
Other income (expense), net	112	757	520	1,928

Total other income (expense):	(2,245)	21,146	1,290	35,703

Loss before income taxes	(11,875)	8,805	(22,573)	2,620
Provision for income taxes	(9)	(69)	(147)	(210)

Net (loss) income	(11,884)	8,736	(22,720)	2,410
Cumulative undeclared preferred dividends	—	—	—	—

Net loss attributable to common shareholders	$(11,884)	$8,736	$(22,720)	$2,410

Net loss per share
Basic	$(1.53)	$3.41	$(3.43)	$1.13
Diluted	$(1.53)	$3.40	$(3.43)	$(2.42)
Weighted-average shares outstanding
Basic	7,762,703	2,563,459	6,624,839	2,132,416
Diluted	7,762,703	2,566,321	6,624,839	2,392,202

Condensed Consolidated Balance Sheets

(dollars in thousands, except share amounts)(unaudited)

	September 30, 2025	December 31, 2024
Assets
Current assets:
Cash and cash equivalents	$6,136	$15,379
Accounts receivable, net of allowance of doubtful accounts of $7,613 and $6,701, respectively	3,983	7,134
Inventory, net	3,665	3,400
Prepaid expenses and other current assets	812	1,243

Total current assets	14,596	27,156
Property and equipment, net	1,514	2,469
Right-of-use asset	1,078	2,079
Other long-term assets	953	1,109

Total assets	$18,141	$32,813

Liabilities and Stockholders’ Deficit
Current liabilities:
Accounts payable	$2,813	$6,572
Current portion of lease liabilities	471	869
Accrued expenses and other current liabilities	8,336	11,422

Total current liabilities	11,620	18,863
Warrant liabilities	5,718	4,567
Revenue Interest Financing liability	49,900	49,200
Earn-out liabilities	93	1,090
Convertible notes payable	32,240	35,710
Lease liabilities, net of current portion	682	1,344
Other liabilities	816	17

Total liabilities	101,069	110,791

Commitments and Contingencies
Stockholders’ deficit:
Preferred stock, $0.0001 par value — 100,000,000 shares authorized as of September 30, 2025; and no shares issued and outstanding as of September 30, 2025 and December 31, 2024, respectively	—	—
Common stock, $0.0001 par value — 1,000,000,000 shares authorized as of September 30, 2025; and 7,767,027 and 2,710,607 shares issued and outstanding as of September 30, 2025 and December 31, 2024, respectively	5	3
Additional paid-in capital	163,354	152,596
Accumulated other comprehensive (loss) income	(1,360)	(8,370)
Accumulated deficit	(244,927)	(222,207)

Total stockholders’ deficit	(82,928)	(77,978)

Total liabilities and stockholders’ deficit	$18,141	$32,813

Non-GAAP Net Operating Loss Reconciliation

(dollars in thousands)(unaudited)

	Three Months Ended September 30, 2025
	GAAP Results	Restructuring Costs	Adjusted Results
Revenue	$2,658	$—	$2,658
Cost of revenue	1,354	149	1,205

Gross profit	1,304	(149)	1,453

Operating expenses:
Sales and marketing	3,129	1,117	2,012
Research and development	2,016	514	1,502
General and administrative	5,789	916	4,873

Total operating expenses:	10,934	2,547	8,387

Loss from operations	(9,630)	(2,696)	(6,934)

Other income (expense):
Interest expense	—	—	—
Changes in fair value of warrants	1,482	—	1,482
Changes in fair value of debt	(1,250)	—	(1,250)
Changes in fair value of Revenue Interest Financing and PIPE Conversion Option	(2,571)	—	(2,571)
Changes in fair value of earn-out liabilities	(18)	—	(18)
Loss on extinguishment of debt	—
Other income (expense), net	112	—	112

Total other income:	(2,245)	—	(2,245)

Income before income taxes	(11,875)	(2,696)	(9,179)
Provision for income taxes	(9)	—	(9)

Net income	$(11,884)	$(2,696)	$(9,188)

	Three Months Ended September 30, 2024
	GAAP Results	Financing Costs	Adjusted Results
Revenue	$5,367	$—	$5,367
Cost of revenue	2,256	—	2,256

Gross profit	3,111	—	3,111

Operating expenses:
Sales and marketing	5,197	—	5,197
Research and development	3,212	—	3,212
General and administrative	7,043	946	6,097

Total operating expenses:	15,452	946	14,506

Loss from operations	(12,341)	(946)	(11,395)

Other income (expense):
Interest expense	—	—	—
Changes in fair value of warrants	9,703	—	9,703
Changes in fair value of debt	7,930	—	7,930
Changes in fair value of Revenue Interest Financing and PIPE Conversion Option	496	—	496
Changes in fair value of earn-out liabilities	2,260	—	2,260
Other income (expense), net	757	—	757

Total other income:	21,146	—	21,146

Income before income taxes	8,805	(946)	9,751
Provision for income taxes	(69)	—	(69)

Net income	$8,736	$(946)	$9,682

Additional Non-GAAP Reconciliations

(unaudited)

Three Months Ended September 30, 2025
Change in Operating Expenses, as reported	(29)%
Non-GAAP adjustments	(13)%

Change in Operating Expenses, adjusted	(42)%

Three Months Ended September 30, 2025
Change in Net Operating Loss, as reported	(22)%
Non-GAAP adjustments	(17)%

Change in Net Operating Loss, adjusted	(39)%

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